UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

1-800-961-4454
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 9, 2023, Mr. Dhiren Fonseca notified the board of directors (the "Board") of Rackspace Technology, Inc. (the "Company") that he intends to resign as member of the Board and as a member of the audit committee of the Board effective June 16, 2023.

Mr. Fonseca’s resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Appointment of New Directors

On May 9, 2023, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed Ms. Betsy Atkins and Mr. Anthony Scott as members of the Board, to become effective on June 16, 2023 following the resignation of Mr. Fonseca. At this time, the Board has not made determinations as to potential committee assignments for Ms. Atkins or Mr. Scott.

Ms. Atkins and Mr. Scott will be Class II directors (as defined in the Company’s second amended and restated certificate of incorporation) and serve for a term expiring at the 2025 annual meeting of stockholders or until his or her successor shall have been elected and qualified subject to his or her earlier death, resignation, retirement, disqualification or removal.

Ms. Atkins, age 69, has served as chief executive officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. She has also served as a member of the public company boards of SL Green Realty, a real estate investment trust, since 2015, Wynn Resorts Ltd, a hospitality company, since 2018, Enovix Corporation, an advanced silicon battery company, since 2021 and Solaredge, a solar technology company, since 2021, as well as other private companies including as chair of the Google Cloud Advisory Board. Ms. Atkins previously served as a member of the boards of directors of JAMF from 2020 to 2021, Schneider Electric from 2011 to 2019, Covetrus, Inc. from 2016 to 2019 and Cognizant Technology Solutions Corporation from 2017 to 2018. In addition, Ms. Atkins worked behind the scenes at companies like Lucent, Vonage, SunPower Corp., Paychex and Nasdaq Inc. for more than 20 years. As an effective operational leader having served as chief executive officer three times, Ms. Atkins was selected to serve on the Company's Board based on her strong global and operational perspective encompassing the full range of experience from growth to restructuring as well as environmental, social and governance matters. Her broad corporate board experience covers industries including technology, energy management, solar, industrial automation, manufacturing, automotive, and logistics.

Mr. Scott, age 70, has served as president and chief executive officer of Intrusion, Inc., a publicly traded cybersecurity firm since 2021 and has also served as a director of Intrusion, Inc. since 2022. He founded and has served as chief executive officer of TonyScottGroup, LLC, a consulting firm focused on early-stage cybersecurity and privacy technologies, since 2017. Before starting the TonyScottGroup, Mr. Scott was appointed by President Obama as the Federal Chief Information Officer for the U.S. government in 2015, with oversight, budget and management responsibilities for the more than $85 billion annual IT budget. Prior to working for the U.S. government, Mr. Scott was chief information officer at VMware, Microsoft, and The Walt Disney Company, as well as chief technology officer at General Motors, and he has also held senior executive positions at Bristol Meyers Squibb, PricewaterhouseCoopers, Sun Microsystems, and Marriott. Mr. Scott was selected to serve on the Company's Board based on his executive leadership and industry reputation as a veteran authority on cybersecurity, IT governance and crisis management matters across a variety of industries, including governmental agencies and numerous public companies. In addition, Mr. Scott is a renowned expert on providing public and private sector executive insights concerning matters such as digital transformation, cloud adoption, machine learning, AI, governance, open data, and workforce diversity, and he has appeared before Congress as well as at numerous industry forums.

There are no arrangements or understandings between Ms. Atkins or Mr. Scott and any other persons pursuant to which they were selected as a director of the Company. There are no family relationships between Ms. Atkins or Mr. Scott and any other director or executive officer of the Company and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Atkins and Mr. Scott are expected to enter into indemnification agreements with the Company, the form of which was previously filed as Exhibit 10.32 to the Company's Amendment No. 2 to Registration Statement on Form S-1/A filed with the SEC on July 27, 2020. Ms. Atkins and Mr. Scott will receive compensation in accordance with the Company's standard compensatory program for non-employee directors.

Ms. Atkins and Mr. Scott qualify as independent directors under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Listing Rules and applicable law.

Item 7.01.    Regulation FD Disclosure.

On May 9, 2022, the Company issued a press release announcing the foregoing changes to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated May 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	May 9, 2023	By:	/s/ Amar Maletira
Amar Maletira
Chief Executive Officer